UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2011

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco, Ca		94111
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On January 19, 2011, Poniard Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market notifying the Company that it has been granted an additional 180 calendar day period, or until July 18, 2011, to regain compliance with the minimum $1.00 bid price requirement. The additional time period was granted based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days during the additional time period. Nasdaq may, in its discretion, require the Company’s common stock to maintain a closing bid price of at least $1.00 for a period in excess of ten consecutive trading days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company does not demonstrate compliance by July 18, 2011, it will receive written notification from the Nasdaq Listing Qualifications Staff that the Company’s common stock will be delisted. At that time, the Company may appeal the determination to a Nasdaq Hearings Panel and provide a plan to regain compliance to the Panel.

As previously reported, the Company received a letter from Nasdaq on June 20, 2010, stating that the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days and that the Company therefore no longer met the minimum bid price requirement. The Company was provided an initial period of 180 calendar days, or until January 18, 2011, to regain compliance. The Company transferred the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market on December 17, 2010, at which time it was afforded the remainder of the initial compliance period.

***

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements concerning the Company’s intention to regain compliance with the minimum bid price requirement, the Company’s potential strategies for achieving such compliance, the Company’s ability to achieve and maintain future compliance with applicable listing standards, and actions by Nasdaq. These forward-looking statements are subject to certain assumptions, risks and uncertainties that could cause actual results and events to differ materially from those stated or implied by the Company’s forward-looking statements. Examples of such risks and uncertainties include: the Company’s anticipated future operating losses, need for future capital and ability to obtain future funding; the Company ability to obtain shareholder approval required to effect a reverse stock split; the Company’s ability to enter into strategic relationships on a timely basis, on terms that ultimately are favorable to the Company, or at all; the potential safety, efficacy and commercial viability of picoplatin; the risk that the Company’s additional analyses of data from clinical trials of picoplatin may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted trials; the receipt and timing of FDA and other regulatory approvals and actions; the Company’s ability to retain key personnel; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; changes in technology, government regulation and general market conditions; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: January 24, 2011	By:	/s/ Michael K. Jackson
Name: Michael K. Jackson Title: Interim Chief Financial Officer